NEWS RELEASE

FOR IMMEDIATE RELEASE

NYSE SUSPENDS TRADING OF NRG ENERGY’S NRZ CORPORATE UNITS
Company Expects Quotes to Continue in the Pink Sheets

MINNEAPOLIS; May 15, 2003 – NRG Energy, Inc. (NRG), today announced that it has been notified that the New York Stock Exchange (NYSE) has suspended trading in NRG’s corporate units that trade under the ticker symbol NRZ and that an application to the Securities and Exchange Commission to delist the units is pending the completion of applicable procedures, including appeal by NRG of the NYSE staff’s decision. NRG does not plan to make such an appeal.

The NYSE took this action following NRG’s announcement that it and certain of its U.S. affiliates had filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The company noted that the NYSE’s announcement in no way affects NRG’s ability to move through the restructuring process.

The units are now quoted in the Pink Sheets (www.pinksheets.com), a centralized quotation service that collects and publishes market maker quotes in over-the-counter securities, under the symbol NRZEQ.

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, the possibility that the units will continue to be quoted in the Pink Sheets. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements above include, among others, that sufficient market makers will not make a market in the Units.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission.

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Media inquiries:	Meredith Moore
612.373.8892

Investor inquiries:	Nicole Miller
612.373.8815